Exhibit 10.4

STANDSTILL AGREEMENT

This Standstill Agreement (“Agreement”) is entered into as of August 6, 2025 (“Effective Date”), by and between MAXIMCASH SOLUTIONS LLC (“MaximCash”) and NATURE’S MIRACLE HOLDING, INC.; NATURE’S MIRACLE, INC.; NATURE’S MIRACLE (CALIFORNIA), INC.; HYDRO MAN, INC.; and VISIONTECH GROUP INC. (collectively, “Defendants”).

MaximCash and Defendants are sometimes referred to collectively as the “Parties” and individually as a “Party.”

RECITALS

A. MaximCash has filed an action against Defendants in the Third Judicial District Court, Salt Lake County, Utah, Case No. 250905494 (the “Litigation”) arising out of the Business Loan and Security Agreement dated December 30, 2024 (the “Loan Agreement”).

B. Defendants have represented that they will immediately make an interest payment of $61,720, sufficient to bring the Loan Agreement current through the Effective Date.

C. In reliance on such payment, and in the interest of facilitating further settlement discussions, the Parties desire to enter into this Agreement to temporarily suspend the Litigation for a limited period of time.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:

1. Standstill Period. Upon receipt of the interest payment described in Section 2 below, MaximCash shall agree to forbear from taking any further action in the Litigation seeking default or otherwise prosecuting its claims, for a period commencing on August 6, 2025 and expiring on October 6, 2025 (“Standstill Period”).

2. Condition Precedent – Interest Payment. This Agreement shall become effective only upon Defendants’ payment to MaximCash of all accrued interest due under the Loan Agreement through the Effective Date. If such payment is not received, MaximCash shall have no obligation to forbear from prosecuting the Litigation.

3. Reservation of Rights.

(a) This Agreement is a temporary standstill only. MaximCash expressly reserves all rights and remedies under the Loan Agreement, applicable law, and in the Litigation.

(b) Upon expiration of the Standstill Period, or upon Defendants’ breach of this Agreement, MaximCash may immediately resume the Litigation, including seeking any and all available relief, without further notice.

4. Settlement Discussions. During the Standstill Period, the Parties shall negotiate in good faith to reach an agreement regarding the outstanding balance under the Loan Agreement. MaximCash may, at its sole discretion, offer a discount for early or lump-sum payoff during the Standstill Period.

5. No Waiver. Nothing contained herein shall be construed as a waiver of any default under the Loan Agreement or as an admission of liability by either Party.

6. Governing Law and Venue. This Agreement shall be governed by and construed under the laws of the State of Utah. Venue shall lie exclusively in the state and federal courts located in Salt Lake County, Utah.

7. Entire Agreement. This Agreement constitutes the entire agreement between the Parties regarding the subject matter hereof and may not be modified except in a writing signed by all Parties.

8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Signatures delivered by electronic means shall be deemed effective.

IN WITNESS WHEREOF, the Parties have executed this Standstill Agreement as of the Effective Date.

MAXIMCASH SOLUTIONS LLC

By:
Name:	Mark Lev
Title:

NATURE’S MIRACLE HOLDING, INC.

By:
Name:
Title:

NATURE’S MIRACLE, INC.		HYDRO MAN, INC.

By:		By:
Name:		Name:
Title:		Title:

NATURE’S MIRACLE (CALIFORNIA), INC.		VISIONTECH GROUP INC.

By:		By:
Name:		Name:
Title:		Title:

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